Exhibit 99.1

Certification Pursuant to 18 U.S.C. § 1350

(Section 906 of Sarbanes-Oxley Act of 2002)

The Burlington Northern and Santa Fe Railway Company

In connection with the Quarterly Report of The Burlington Northern and Santa Fe Railway Company (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1, 2003

/s/ MATTHEW K. ROSE	/s/ THOMAS N. HUND
Matthew K. Rose Chairman, President and Chief Executive Officer	Thomas N. Hund Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Burlington Northern and Santa Fe Railway Company and will be retained by The Burlington Northern and Santa Fe Railway Company and furnished to the Securities and Exchange Commission or its staff upon request.

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